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                                                    UNITED OF OMAHA LIFE
                                                    INSURANCE COMPANY
                                                    Mutual of Omaha Plaza, 3-Law
                                                    Omaha, Nebraska 68175-1008

April 29, 2005

United of Omaha Life Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1008

To Whom It May Concern:

With reference to the Post-Effective Amendment Number 13 for Registration Number 333-35587 on Form N-6 filed by United of Omaha Life Insurance Company and United of Omaha Separate Account B with the Securities and Exchange Commission covering flexible premium variable life insurance policies (the "Amendment"), I have examined such documents and such laws as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. United of Omaha Life Insurance Company is duly organized and validly existing under the laws of the State of Nebraska and has been duly authorized to issue variable life insurance policies by the Insurance Department of the State of Nebraska.

2. United of Omaha Separate Account B is a duly authorized and existing separate account established pursuant to the provisions of Section 44-402.01 of the Revised Statutes of the State of Nebraska.

3. The flexible premium variable life insurance policies, when issued as contemplated by the Form N-6 Registration Statement, will constitute legal, validly issued and binding obligations of United of Omaha Life Insurance Company.

4. The Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485 under the Securities Act of 1933.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment Number 13 to the Form N-6 Registration Statement and to the use of my name under the caption "Legal Proceedings" in the Prospectus contained in the Registration Statement.

Sincerely,

/s/ Thomas J. McCusker
Thomas J. McCusker
General Counsel
United of Omaha Life Insurance Company